STOCK EXCHANGE AGREEMENT

Among

RAZOR RESOURCES INC.

and

COMPANIA MINERA CERROS DEL SUR, S.A.

and

THE SHAREHOLDER OF COMPANIA MINERA CERROS DEL SUR S.A.

Dated ___________, 2010

Page | 2

TABLE OF CONTENTS

Articles

Page | 3

Page | 4

Page | 5

STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this ___ day of _________ , 2010 by and among RAZOR RESOURCES INC., a Nevada corporation (hereinafter referred to as " RAZOR RESOURCES INC."); Compania Minera Cerros del Sur S.A., a Honduran company (hereinafter referred to as “CERROS DEL SUR”), and the sole Shareholder of CERROS DEL SUR, Mayan Gold, Inc., a Nevada corporation (hereinafter referred to as “MAYAN” or the "Shareholder"), upon the following premises:

Premises

     This Agreement provides for the acquisition by RAZOR RESOURCES INC. of all of the common shares of CERROS DEL SUR owned by the Shareholder, which constitute 99% of the issued and outstanding shares of common stock of CERROS DEL SUR, solely in exchange for shares of common stock of RAZOR RESOURCES INC. (the “Exchange”).

     Pursuant to the terms of the Agreement, as hereinafter set forth, among other things, 99% of the outstanding and reserved securities (common and preferred stock) of CERROS DEL SUR will be exchanged for shares of RAZOR RESOURCES INC. common stock, which will be issued to the shareholders of MAYAN, which is the sole shareholder of CERROS DEL SUR, in reliance on applicable exemptions from the registration requirements of the Securities Act and Applicable Blue Sky laws, as hereinafter described.

     The Boards of Directors of RAZOR RESOURCES INC., MAYAN and CERROS DEL SUR have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which CERROS DEL SUR will become a wholly owned subsidiary of RAZOR RESOURCES INC. and the MAYAN shareholders will hold RAZOR RESOURCES INC. shares of common stock.

Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

Page | 6

ARTICLE I

THE EXCHANGE

     Section 1.01 The Exchange. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of the Agreement, RAZOR RESOURCES INC. shall acquire 99% of the issued and outstanding common of CERROS DEL SUR from MAYAN for and in consideration of the issuance to the shareholders of MAYAN of 35,500,000 shares of RAZOR RESOURCES INC. common stock. As a result of the Exchange, CERROS DEL SUR shall become a wholly owned subsidiary of RAZOR RESOURCES INC.

     Section 1.02 Effective Time. At the Closing (as defined in Section 1.03), 35,500,000 shares of RAZOR RESOURCES INC. common stock (“Exchange Stock”) shall be delivered to the shareholders of MAYAN and the Shareholder shall deliver to RAZOR RESOURCES INC. all of the common shares of CERROS DEL SUR owned by the Shareholder, which shall constitute 99% of the issued and outstanding common stock of CERROS DEL SUR. The Exchange shall become effective at the time of the exchange of shares (the date and time of such exchange being referred to herein as the “Effective Time”).

     Section 1.03 Closing. The closing of the Exchange (the “Closing”) will take place at the principal executive offices of MAYAN at 7881 W. Charleston, Las Vegas, NV 89117 , or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the next day following satisfaction of the of all of the conditions Article VII, except Section 7.04, or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the “Closing Date”). At the Closing there shall be delivered to RAZOR RESOURCES INC. and the shareholders of MAYAN the certificates and other documents and instruments required to be delivered under Article VI.

     Section 1.04 Directors and Officers of CERROS DEL SUR. The directors of RAZOR RESOURCES INC. immediately prior to the Effective Time, or such other individuals as the directors shall designate, shall, from and after the Effective Time, be the directors of CERROS DEL SUR and such directors shall appoint the officers of RAZOR RESOURCES INC. immediately prior to the Effective Time, or such other individuals as the directors shall designate, to be the officers of CERROS DEL SUR. The newly appointed directors and officers of CERROS DEL SUR shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the CERROS DEL SUR “Libro de Actas”. RAZOR RESOURCES INC. shall provide all needed information of the person or persons who will serve in any capacity within CERROS DEL SUR. This information includes the full legal name, date of birth, profession, passport and copies of all pages of the current passport for each such individual, marital status, residence including a current address, citizenship, title with the company, date and place of Board of Director meeting that authorized said person to represent RAZOR RESOURCES INC. in Honduras and any limitations to such representation or power. CERROS DEL SUR will prepare the needed authorization to be notarized and filed in Honduras when such persons are present in Honduras as well as the preliminary document that such person will need to have notarized with an apostille in their own country. Such authorization will need to be certified by the nearest Honduran embassy in order to be accepted and registered in Honduras.

Page | 7

     Section 1.05 Effects of the Exchange. Subject to the foregoing, the effects of the Exchange shall be as provided in the applicable provisions of the laws of Honduras.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CERROS DEL SUR

     As an inducement to, and to obtain the reliance of RAZOR RESOURCES INC., CERROS DEL SUR and the CERROS DEL SUR Shareholders represent and warrant as follows:

     Section 2.01 Organization and Qualification. CERROS DEL SUR is a Sociedad Anonima duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, Honduras, and has the full corporate power and authority to conduct its business as and to the extent now conducted and to own, use, and lease its assets and properties, except for such failures to have such corporate power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect (as defined in this section 2.01) on CERROS DEL SUR taken as a whole. CERROS DEL SUR is duly qualified, licensed, or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary, except where such failures to be so qualified, licensed, or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole. As used in this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise), or results of operations of an entity (or group of entities taken as a whole).

     Notwithstanding the forgoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. Schedule 2.01 hereto sets forth the name and jurisdiction of formation of CERROS DEL SUR and each jurisdiction in which CERROS DEL SUR is qualified, licensed, or admitted to do business. Except as disclosed in Schedule 2.01 hereto, CERROS DEL SUR does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 2.02 Capital Stock.

     (i) The authorized capital stock of CERROS DEL SUR consists solely of 200,000 shares of Stock at a stated value of 100 lempiras each. As of December 31, 2009, 200,000 shares of Stock were issued and outstanding. There has been no change in the number of issued and outstanding shares of CERROS DEL SUR Common Stock since such date. 99% of the issued and outstanding shares of common stock are owned by the Shareholder.

Page | 8

All of the issued and outstanding shares of CERROS DEL SUR common stock are, duly authorized, validly issued, fully paid, and nonassessable. Except pursuant to this Agreement and except as set forth in Schedule 2.02, there are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (collectively, “Options”), obligating CERROS DEL SUR to issue or sell any shares of capital stock of CERROS DEL SUR or to grant, extend or enter into any option with respect thereto.

     (ii) There are no outstanding contractual obligations of CERROS DEL SUR to repurchase, redeem, or otherwise acquire any shares of CERROS DEL SUR common stock to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary or any other person.

     Section 2.03 Authority Relative to this Agreement. CERROS DEL SUR has full corporate power and authority to enter into this Agreement and, subject to obtaining the CERROS DEL SUR Shareholder’s approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by CERROS DEL SUR and the consummation by CERROS DEL SUR of the transactions contemplated hereby have been duly and validly approved by the Administrative Council and directed that this Agreement be submitted to the Shareholder for its consideration, and no other proceedings on the part of CERROS DEL SUR or its Shareholder are necessary to authorize the execution, delivery and performance of the Agreement by CERROS DEL SUR and the consummation by CERROS DEL SUR of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CERROS DEL SUR and, subject to obtaining the CERROS DEL SUR Shareholder’s Approval, constitutes a legal, valid, and binding obligation of CERROS DEL SUR enforceable against CERROS DEL SUR in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 2.04 Approvals and Consents.

(i)

The execution and delivery of this Agreement by CERROS DEL SUR do not, and the performance by CERROS DEL SUR of its obligation hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of CERROS DEL SUR under, any of the terms, conditions or provisions of (x) the Escritura Publica and its Libro de Actas of CERROS DEL SUR as recorded in Honduras, or (y) subject to obtaining the CERROS DEL SUR Shareholders’ Approval and the taking of the actions described in paragraph (ii) of this section 2.04. (A) any statute, law, rule, regulation, or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit, or license (collectively, “Orders”), of any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or any domestic or foreign state, country, city, or other political subdivision (a “Governmental or Regulatory Authority”), applicable to CERROS DEL SUR or any of its assets or properties, or (B) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation or agreement of any kind (collectively, “Contracts”) to which CERROS DEL SUR is a party or by which CERROS DEL SUR or any of its assets or properties is bound, excluding from the foregoing clauses (A) and (B) conflicts, violations, breaches, defaults, terminations, modifications, accelerations, and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole or on the ability of CERROS DEL SUR to consummate the transactions contemplated by this agreement.

Page | 9

(ii)

No consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Government of Regulatory Authority or any Contract to which CERROS DEL SUR is a party or by which CERROS DEL SUR or any of its assets or properties is bound for the execution and delivery of this Agreement by CERROS DEL SUR, the performance by CERROS DEL SUR of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole or on the ability of CERROS DEL SUR to consummate the transactions contemplated by this Agreement.

     Section 2.05 Financial Statements. CERROS DEL SUR delivered to RAZOR RESOURCES INC. prior to the execution of this Agreement a true, correct and complete copy of CERROS DEL SUR audited financial statements for the years ended December 31, 2006, 2007, and 2008, (including, in each case, the notes, if any, thereto) (the “CERROS DEL SUR Financial Statements”). The CERROS DEL SUR Financial Statements were audited in accordance with International auditing standards applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of CERROS DEL SUR as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

Page | 10

     Section 2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the CERROS DEL SUR Schedules, since December 31, 2008:

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CERROS DEL SUR; or (ii) any damage, destruction, or loss to CERROS DEL SUR. (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CERROS DEL SUR;

     (b) CERROS DEL SUR has not (i) amended its Escritura Publica or its Libro de Actas; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CERROS DEL SUR; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) CERROS DEL SUR has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CERROS DEL SUR balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) except as shown on Schedule 2.24(l), sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) except as shown on Schedule 2.07 made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CERROS DEL SUR; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) CERROS DEL SUR has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of CERROS DEL SUR.

Page | 11

     Section 2.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 2008 included in CERROS DEL SUR Financial Statements or as disclosed in Schedule 2.07 hereto, CERROS DEL SUR has not at such dates, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of CERROS DEL SUR (including the notes thereto), except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice and which have not had, and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on CERROS DEL SUR taken as a whole.

     Section 2.08 Legal Proceedings. Except as set forth on schedule 2.08, there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of CERROS DEL SUR are there any Government or Regulatory Authority investigations or audits pending or threatened or claims or actions threatened by third parties against, relating to or affecting, CERROS DEL SUR or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole or on the ability of CERROS DEL SUR to consummate the transactions contemplated by the Agreement, and (ii) CERROS DEL SUR is not subject to any judgment, decree, court order, or writ of any Governmental or Regulatory Authority.

     CERROS DEL SUR is the plaintiff in an action seeking damages from the government of Honduras.

     Section 2.09 Information Supplied. All information furnished by CERROS DEL SUR to RAZOR RESOURCES INC. in connection with the contemplated transaction and on which RAZOR RESOURCES INC. shall rely in making its disclosures and filings pursuant to the Securities Act and the Exchange Act, including the CERROS DEL SUR Financial Statements, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date hereof and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by CERROS DEL SUR with respect to information supplied by or on behalf of RAZOR RESOURCES INC. expressly for inclusion therein and information incorporated by reference therein from documents filed by RAZOR RESOURCES INC. with the SEC.

     Section 2.10 Compliance with Laws and Orders. CERROS DEL SUR holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the “CERROS DEL SUR Permits”), except as disclosed in Schedule 2.10 or except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

Page | 12

CERROS DEL SUR is in compliance with the terms of the CERROS DEL SUR Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole. CERROS DEL SUR is not in violation of or default under any Law or Order of any Government or Regulatory Authority, except for violations which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

     Section 2.11 Compliance with Agreements; Certain Agreements.

(i)

Neither CERROS DEL SUR nor to the knowledge of CERROS DEL SUR any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (x) the Escritura Publica and the Libro de Actas (or other comparable charter documents) of CERROS DEL SUR or (y) any Contract to which CERROS DEL SUR is a party or by which CERROS DEL SUR or any of its assets or properties is bound, except in the case of clause(y) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

(ii)

As of the date hereof, CERROS DEL SUR is not a party to any oral or written (u) capital or operating leases providing for the payment of more than $50,000 per annum, (v) consulting agreement not terminable on thirty (30) days’ or less notice involving the payment of more than $25,000 per annum, (w) union or collective bargaining agreement which covers more than 15 employees, (x) agreement with any executive officer or other key employee of CERROS DEL SUR the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving CERROS DEL SUR providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or (z) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this Agreement.

     Section 2.12 Tax Matters.

For purposes of this Section 2.12 the terms “Tax” and “Taxes” include without limitation all liabilities for federal, state, local, foreign or other taxes, whether based on, or related to income, profits, capital, premiums, sales, use, gross receipts, property, ad valorem, franchise, employment, excise, patrol import and other taxes, duties, leases and assessments, and include all related penalties, interest, additions to tax and liabilities for taxes related to contractual obligations with customers and suppliers.

Page | 13

(i)

Except as set forth in Schedule 2.12 hereto, CERROS DEL SUR has filed all material Tax returns required to be filed by applicable law prior to the Closing Date. All material Tax returns were (and, as to Tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. CERROS DEL SUR (i) has paid all material Taxes due, or claimed or asserted by any taxing authority to be due, for the periods covered by such Tax returns or (ii) has duly and fully provided reserves (in accordance with applicable Honduran accounting principles) adequate to pay all such Taxes.

(ii)

Except as set forth in Schedule 2.12 hereto, CERROS DEL SUR has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all material Taxes not yet due and payable. CERROS DEL SUR has made available to RAZOR RESOURCES INC. the complete and accurate copies of all work papers associated with the calculation of CERROS DEL SUR’s Tax reserves.

(iii)	There are no Tax Liens upon the assets of CERROS DEL SUR which could reasonably be expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole except Liens for Taxes not yet due.

(iv)	CERROS DEL SUR has not requested (and no request has been made on its behalf) any extension of time within which to file any material Tax return.

(v)

(A) the statute of limitations for the assessment of all state and federal Taxes has expired for all applicable Tax returns of CERROS DEL SUR through December 31, 2005; (B) no state or federal income tax returns have been examined by the appropriate taxing authorities for any periods; and (C) no deficiency for any material Taxes has been suggested, proposed, asserted or assessed against CERROS DEL SUR that has not been resolved and paid in full. CERROS DEL SUR has not executed a written consent extending the applicable statute of limitations for federal, state or local tax purposes.

(vi)	No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax returns of CERROS DEL SUR.

(vii)	CERROS DEL SUR has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to taxes.

(viii)

To the extent requested by RAZOR RESOURCES INC., CERROS DEL SUR has made available to RAZOR RESOURCES INC. (or, in the case of Tax returns to be filed on or before the Closing Date, will make available) complete and accurate copies of all Tax returns and associated work papers filed by or on behalf of CERROS DEL SUR for all taxable years since 2004 ending on or prior to the Closing Date.

Page | 14

(ix)	No agreements relating to allocating or sharing of any material Taxes have been entered into by CERROS DEL SUR.

(x)

All transactions that could give rise to a material understatement of federal income tax by CERROS DEL SUR have been adequately disclosed (or, with respect to Tax returns filed following the Closing will be adequately disclosed) on CERROS DEL SUR’s Tax returns.

     Section 2.13 Environmental Matters.

(i)

To the knowledge of CERROS DEL SUR, as of the date hereof no material amount of any substance that has been designated by any governmental entity or by applicable federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or other environment, including, without limitation, PCBs, asbestos, petroleum, or urea-formaldehyde, a (Hazardous Material”), but excluding chemicals used by CERROS DEL SUR in its mining operations and office and janitorial supplies, is present, as a result of the actions of CERROS DEL SUR in, on or under any property, including the land and the improvements, ground water and surface water, that CERROS DEL SUR has at any time owned, operated, occupied or leased.

(ii)

At no time has CERROS DEL SUR transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Law in effect on or before the Effective Time, which has had or is reasonably likely to have a Material Adverse Effect on CERROS DEL SUR taken as a whole, nor has CERROS DEL SUR disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively), “Hazardous Material Activities”) in violation of any Law or Order promulgated by any Governmental or Regulating Authority to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which has or is reasonably likely to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

(iii)

CERROS DEL SUR currently has been approved for an environmental license for its Clavo Rico project subject to posting a performance bond in an amount to be determined by the environmental department within the Honduran government (the “Environmental Permit”) necessary for the conduct of its mining operations and other businesses of CERROS DEL SUR as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

Page | 15

(iv)

No action, proceeding, revocation proceeding, amendment procedure, writ, injunction, or claim is pending or, to the knowledge of CERROS DEL SUR as of the date hereof, threatened concerning any Environmental Permit or any Hazardous Material Activity of CERROS DEL SUR which could reasonably be expected to have a Material Adverse Effect on CERROS DEL taken as a whole. CERROS DEL SUR is not aware of any fact or circumstance which could involve CERROS DEL SUR in any environmental litigation or impose upon CERROS DEL SUR any environmental liability which in either case would be reasonably likely to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

     Section 2.14 Employee Benefit Plans.

(i) CERROS DEL SUR does not have or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or, other than as required by Honduras employment law, has any obligation to or customary arrangement with employees for bonuses, incentives, compensation, vacations, severance, pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Honduran law. Schedule 2.14 sets forth a complete and accurate list of each such Employee Benefit Plan, Honduran employee benefits including accrued liabilities, or other arrangements. CERROS DEL SUR has furnished to RAZOR RESOURCES INC. true, correct, and complete copies, of all documents evidencing plans, obligations, or arrangements referred to in Schedule 2.14 (or true, correct, and complete written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true, correct, and complete copies of all documents evidencing trusts, summary plan descriptions.

(ii) CERROS DEL SUR has NO employee benefit plans other than those required under Honduran law.

     Section 2.15 Patents, Trademarks, Et Cetera. CERROS DEL SUR has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, “Intangibles”) which are individually or in the aggregate material to the conduct of the business of CERROS DEL SUR taken as a whole. CERROS DEL SUR is not in default (or with the giving of notice or lapse of time or both, would be in default) in an material respect under any license to use such Intangible, such Intangible is not being infringed by any third party, and CERROS DEL SUR is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CERROS DEL SUR taken as a whole.

Page | 16

     Section 2.16 Insurance. Except as set forth on Schedule 2.16, CERROS DEL SUR has no liability, property, workers’ compensation, directors’ and officers’ liability and other insurance policies currently in effect that insure the business, operations, properties, assets, or employees of CERROS DEL SUR.

     Section 2.17 Labor Matters. There are no material controversies pending or, to the knowledge of CERROS DEL SUR, threatened between CERROS DEL SUR and any representatives of its employees, and, to the knowledge of CERROS DEL SUR, there are no material organizational efforts presently being made involving any of the now unorganized employees of CERROS DEL SUR. There has been no work stoppage, strike or similar concerted action by employees of CERROS DEL SUR.

     Section 2.18 Tangible Property and Assets. CERROS DEL SUR has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the businesses of CERROS DEL SUR taken as a whole, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of CERROS DEL SUR. All such property and assets are, in all respects material to CERROS DEL SUR taken as a whole, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purpose for which they are presently being used.

     Section 2.19 Shareholder Vote Required. The affirmative vote of the Shareholder on the CERROS DEL SUR Exchange proposal is the only vote of the holders of any class or series of the capital stock of CERROS DEL SUR required to adopt this Agreement and approve the Exchange and the other transactions contemplated hereby.

     Section 2.20 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by CERROS DEL SUR directly with CERROS DEL SUR without the intervention of any person on behalf of CERROS DEL SUR in such a manner as to give rise to any valid claim by any person against CERROS DEL SUR or RAZOR RESOURCES INC. for a finder’s fee, brokerage commission or similar payment.

     Section 2.21 Agreements Not to Compete. There are no contracts between CERROS DEL SUR and its directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with CERROS DEL SUR in any manner.

     Section 2.22 Board Approval of Agreement. The board of directors of CERROS DEL SUR has authorized the execution and delivery of this Agreement by CERROS DEL SUR and has approved the transactions contemplated hereby.

     Section 2.23 Material Transactions or Affiliations. Set forth in the CERROS DEL SUR Schedules is a description of every material contract, agreement, or arrangement between CERROS DEL SUR and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by CERROS DEL SUR to own beneficially, five percent (5%) or more of the issued and outstanding common stock of CERROS DEL SUR and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to CERROS DEL SUR than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the CERROS DEL SUR Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of CERROS DEL SUR has, or has had since inception of CERROS DEL SUR, any interest, direct or indirect, in any material transaction with CERROS DEL SUR. There are no commitments by CERROS DEL SUR, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

Page | 17

     Section 2.24 CERROS DEL SUR. Schedules. CERROS DEL SUR has delivered to RAZOR RESOURCES INC. the following schedules, which are collectively referred to as the "CERROS DEL SUR Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of CERROS DEL SUR as complete, true, and correct:

     (a) a schedule containing complete and correct copies of the Escritura Publica, its origin and amendments up to and including the Excritura Publica and the Company’s Libro de Actas of CERROS DEL SUR in effect as of the date of this Agreement;

     (b) a schedule containing the Financial Statements of CERROS DEL SUR identified in paragraph 2.05;

     (c) a statement indicating that all Honduran income tax returns have been filed.

     (d) a schedule containing a list indicating the name and address of each shareholder of CERROS DEL SUR together with the number of shares owned by the Shareholder;

     (e) a schedule containing a description of all real property owned or leased by CERROS DEL SUR.;

     (f) a schedule containing true and correct copies of all contracts, agreements, or other instruments to which CERROS DEL SUR is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 2.18;

     (g) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which CERROS DEL SUR carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of CERROS DEL SUR);

Page | 18

     (h) a schedule listing the accounts receivable and notes and other obligations receivable of CERROS DEL SUR as of December 31, 2009, or that arose thereafter other than in the ordinary course of business of CERROS DEL SUR, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

     (i) a schedule listing the accounts payable and notes and other obligations payable by CERROS DEL SUR as of December 31, 2009 or that arose thereafter other than in the ordinary course of the business of CERROS DEL SUR, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to CERROS DEL SUR respecting such obligations;

     (j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of since December 31, 2008;

     (k) a schedule containing a copy of the board of directors' and shareholders' minutes and the Libro de Actas of CERROS DEL SUR since inception; and

     (l) a schedule listing all assets and liabilities of CERROS DEL SUR transferred since December 31, 2008; and

     (m) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CERROS DEL SUR. Schedules by Sections 2.01 through 2.23.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SHAREHOLDER

     As an inducement to, and to obtain reliance of RAZOR RESOURCES INC., the CERROS DEL SUR Shareholder, MAYAN, represents and warrants as follows:

     Section 3.01 Ownership of CERROS DEL SUR Shares.

     (a) The CERROS DEL SUR Shareholder owns 99% of the issued and outstanding shares of Common Stock of CERROS DEL SUR, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that the Shareholder has full right, power, and authority to transfer, assign, convey, and deliver its CERROS DEL SUR shares; and delivery of such shares at the closing will convey to RAZOR RESOURCES INC. good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, except as set forth herein.

Page | 19

     (b) The Shareholder further warrants and certifies by affixing the signature of its officers to this Agreement, that it is an “Accredited Investor” within the meaning of that term as defined in Regulation D of the Securities Act of 1933.

     (c) The CERROS DEL SUR’s Shareholder has been advised that:

     (1) The securities to be issued by RAZOR RESOURCES INC. in exchange for CERROS DEL SUR’s Securities have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Section 4(6) and Regulation S thereof.

     (2) The certificate for the shares of RAZOR RESOURCES INC.’s common stock will bear a legend restricting any transactions therein, directly or indirectly, unless it is first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and if such facts are demonstrated to the satisfaction of RAZOR RESOURCES INC. and its legal counsel, based on such third party legal opinions, affidavits, and transfer agency procedures as RAZOR RESOURCES INC. will reasonably require or have in place. RAZOR RESOURCES INC. will not unreasonably withhold its consent to such registration;

     (3) RAZOR RESOURCES INC.’s transfer agent has been instructed to decline transfer of the certificate for the shares of RAZOR RESOURCES INC.’s common stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of RAZOR RESOURCES INC.

     (d) The CERROS DEL SUR’s Shareholder has independently determined through its own legal counsel, that all requirements of CERROS DEL SUR’s country of domicile for the issuance of the shares of RAZOR RESOURCES INC.’s common stock called for by this Agreement have been met, or will have been met, prior to Closing.

     Section 3.02 Knowledge of Representations. To its best knowledge and belief, the representations of CERROS DEL SUR in Article II, above, are true, accurate and complete.

ARTICLE IV

Page | 20

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RAZOR RESOURCES INC.

     As an inducement to, and to obtain the reliance of CERROS DEL SUR and the Shareholder, RAZOR RESOURCES INC. represents and warrants as follows:

     Section 4.01 Organization. RAZOR RESOURCES INC. is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of RAZOR RESOURCES INC.'s articles of incorporation or bylaws. RAZOR RESOURCES INC. has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and RAZOR RESOURCES INC. has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 4.02 Capitalization. RAZOR RESOURCES INC. authorized capitalization consists of 75,000,000 shares of Preferred Shares, $.001 par value, none of which are issued and outstanding; and 1,050,000,000 shares of common stock, par value $.001, of which 64,805,000 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. Further, RAZOR RESOURCES INC. has granted no options, warrants or issued other convertible instruments, which when exercised or converted would result in the issuance of additional shares of Common or Preferred Shares. Further, RAZOR RESOURCES INC. agrees and covenants that for a period of eighteen (18) months from Closing, it shall not increase the registered capital of CERROS nor shall it issue any additional shares of, or any rights to, its common or preferred stock, including but not limited to convertible debt, management, director or consultant incentive shares or warrants nor shares for the acquisition of properties or other companies without the specific, prior, written approval of MAYAN, such approval not to be unreasonably withheld. Notwithstanding the foregoing, RAZOR RESOURCES INC. may issue shares in consideration of equity contributions when made as part of third party, arms length financing at such negotiated values in accordance with comparable industry standards for transactions of a similar nature, without the consent of MAYAN. In addition, until the first anniversary of the Closing Date, RAZOR hereby grants to MAYAN, a right (the "Preemptive Right") to purchase up to 50% of any new securities that RAZOR may, from time to time, offer to sell and issue if the issuance price is less than $.50 per share. Such Preemptive Right must be exercised by MAYAN within 10 days of notice or Mayan shall be deemed to have waived its right for any such issuance.

     Section 4.03 Subsidiaries. RAZOR RESOURCES INC. has no operating subsidiaries.

Page | 21

     Section 4.04 Financial Statements.

     (a) RAZOR RESOURCES INC.’S annual audited and quarterly unaudited statements are a matter of public record and filed of record with the Securities and Exchange Commission on forms 10K and 10Q and all such forms 10K and 10Q currently due have been filed with the SEC.

      (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The RAZOR RESOURCES INC. balance sheets present fairly as of their respective dates the financial condition of RAZOR RESOURCES INC. RAZOR RESOURCES INC. did not have as of the date of any such RAZOR RESOURCES INC. balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of RAZOR RESOURCES INC., in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) RAZOR RESOURCES INC. has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

     (d) RAZOR RESOURCES INC. has filed all state, federal, or local income or sales or use tax returns required to be filed by it from inception to the date hereof. No such federal or state tax returns have been examined by any state or the Internal Revenue Service. Each of such tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (e) The books and records, financial and otherwise, of RAZOR RESOURCES INC. are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) RAZOR RESOURCES INC. has good and marketable title to its assets and, except as set forth in the RAZOR RESOURCES INC. Schedules or the Financial Statements of RAZOR RESOURCES INC. or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     (g) RAZOR RESOURCES INC. shall have, at the Effective Time, cash in the amount of at least $500,000 from capital investment and shall after Closing obtain subscriptions for purchase of common stock aggregating at least $1.5 million dollars due over the next six months.

Page | 22

     Section 4.05 Information. The information concerning RAZOR RESOURCES INC. set forth in this Agreement and the RAZOR RESOURCES INC. Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 4.06 Options or Warrants. Except as set forth in the RAZOR RESOURCES INC. financial statements, there are no existing convertible instruments, options, warrants, calls, or commitments of any character relating to authorized and unissued stock of RAZOR RESOURCES INC., except options, warrants, calls, or commitments, if any, to which RAZOR RESOURCES INC. is not a party and by which it is not bound.

     Section 4.07 Absence of Certain Changes or Events. Except as described herein or in the RAZOR RESOURCES INC. Schedules, since the date of the most recent RAZOR RESOURCES INC. balance sheet:

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of RAZOR RESOURCES INC. (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of RAZOR RESOURCES INC.;

     (b) RAZOR RESOURCES INC. has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of RAZOR RESOURCES INC.; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

     (c) RAZOR RESOURCES INC. has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent RAZOR RESOURCES INC. balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of RAZOR RESOURCES INC.; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

Page | 23

     (d) to the best knowledge of RAZOR RESOURCES INC., it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of RAZOR RESOURCES INC..

     Section 4.08 Title and Related Matters. RAZOR RESOURCES INC. has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the RAZOR RESOURCES INC. balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the RAZOR RESOURCES INC. Schedules.

     Section 4.09 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of RAZOR RESOURCES INC., threatened by or against or affecting RAZOR RESOURCES INC., at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. RAZOR RESOURCES INC. does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 4.10 Contracts. Except for contracts entered into in the ordinary course of business, RAZOR RESOURCES INC. is not a party to any material contract, agreement, or other commitment.

     Section 4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which RAZOR RESOURCES INC. is a party or to which it or any of its assets or operations are subject.

     Section 4.12 Governmental Authorizations. RAZOR RESOURCES INC. has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by RAZOR RESOURCES INC. of this Agreement and the consummation by RAZOR RESOURCES INC. of the transactions contemplated hereby.

Page | 24

     Section 4.13 Compliance With Laws and Regulations. To the best of its knowledge, RAZOR RESOURCES INC. has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of RAZOR RESOURCES INC. or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with RAZOR RESOURCES INC.’s filing, approval and completion of its recent offering of securities pursuant to Rule 504 of Regulation C and subsequent reports required by the U.S. Securities and Exchange Commission.

     Section 4.14 Insurance. RAZOR RESOURCES INC. carries all liability, property, workers’ compensation, directors’ and officers’ liability and other insurance policies reasonably required to insure the business, operations, properties, assets, or employees of RAZOR RESOURCES INC.. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations, assets, and properties of RAZOR RESOURCES INC. and its Subsidiaries, are in amounts and have coverages that are reasonable and customary for persons engaged in such businesses and operations and having such assets and properties.

     Section 4.15 Approval of Agreement. The board of directors of RAZOR RESOURCES INC. has authorized the execution and delivery of this Agreement by RAZOR RESOURCES INC. and has approved this Agreement and the transactions contemplated hereby.

     Section 4.16 Material Transactions of Affiliations. Except as disclosed herein and in the RAZOR RESOURCES INC. Schedules, there exists no material contract, agreement, or arrangement between RAZOR RESOURCES INC. and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by RAZOR RESOURCES INC. to own beneficially, 5% or more of the issued and outstanding common stock of RAZOR RESOURCES INC. and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of RAZOR RESOURCES INC. has, or has had during the last preceding full fiscal year, any known interest in any material transaction with RAZOR RESOURCES INC. which was material to the business of RAZOR RESOURCES INC. RAZOR RESOURCES INC. has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

     Section 4.17 Employment Matters. RAZOR RESOURCES INC. has no employees other than its directors and officers. There are no material controversies pending or, to the knowledge of RAZOR RESOURCES INC., threatened between RAZOR RESOURCES INC. and any representatives of its former employees.

Page | 25

ARTICLE V

CONSIDERATION AND PLAN OF EXCHANGE

     Section 5.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.03), the Shareholder hereby agrees to assign, transfer, and deliver to RAZOR RESOURCES INC., free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description all shares of common stock of CERROS DEL SUR, in the aggregate constituting 99% of the issued and outstanding shares of common and preferred stock of CERROS DEL SUR, and RAZOR RESOURCES INC. agrees to acquire such shares on such date by issuing and delivering to MAYAN in exchange therefore 35,500,000 shares of RAZOR RESOURCES INC. restricted common stock, par value $0.001.

At the Closing, the Shareholder shall, surrender its certificate or certificates representing 100% of its shares of CERROS DEL SUR issued and outstanding common shares to RAZOR RESOURCES INC. MAYAN shall receive certificates evidencing 35,500,000 shares of the RAZOR RESOURCES INC. common stock as provided herein. Following the Share acquisition and exchange, the effect of the Exchange will be that CERROS DEL SUR will have become a wholly owned subsidiary of RAZOR RESOURCES INC. and MAYAN will have become a shareholder of RAZOR RESOURCES INC. at the Closing, and the Shareholder will have no further rights, title or interest in CERROS DEL SUR stock, other than indirectly as a shareholder of RAZOR RESOURCES INC. and as may be set forth hereafter.

     Section 5.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place.

     Section 5.03 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE VI

SPECIAL COVENANTS

Page | 26

     Section 6.01 Access to Properties and Records. RAZOR RESOURCES INC. and CERROS DEL SUR will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of RAZOR RESOURCES INC. or CERROS DEL SUR as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of RAZOR RESOURCES INC. or CERROS DEL SUR, as the case may be, as the other shall from time to time reasonably request.

     Section 6.02 Delivery of Books and Records. At the Closing, CERROS DEL SUR shall deliver to RAZOR RESOURCES INC. the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CERROS DEL SUR now in the possession of CERROS DEL SUR or its representatives.

     Section 6.03 Special Covenants and Representations Regarding the Exchanged Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the RAZOR RESOURCES INC. common Stock to MAYAN as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, MAYAN shall cause to be delivered, and the shareholder shall deliver to RAZOR RESOURCES INC., letters of representation in the appropriate form.

     Section 6.04 Third Party Consents and Certificates. RAZOR RESOURCES INC. and CERROS DEL SUR agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 6.05 Sales Under Rules 144, If Applicable.

     (a) RAZOR RESOURCES INC. will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     (b) Upon being informed in writing by the MAYAN shareholders that any such shareholder intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), RAZOR RESOURCES INC. will certify in writing to the Shareholder that it has filed all of the reports required to be filed by it under the Exchange Act to enable the shareholder to sell the shareholder’s restricted stock under Rule 144, or will inform the shareholder in writing that it has not filed any such report or reports.

Page | 27

     (c) If any MAYAN shareholder presents to RAZOR RESOURCES INC.'s transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to RAZOR RESOURCES INC. and its counsel that such transfer has complied with the requirements of Rule 144 or other applicable exemption, RAZOR RESOURCES INC. will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, free of any stop transfer order or restrictive legend. The provisions of this Section 6.05 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 6.06 Indemnification.

     (a) CERROS DEL SUR and the Shareholder hereby agree to indemnify RAZOR RESOURCES INC. and each of the officers, agents and directors of RAZOR RESOURCES INC. as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Articles II and/or III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) RAZOR RESOURCES INC. hereby agrees to indemnify CERROS DEL SUR and Mayan Gold, Inc. and each of the officers, agents and directors of CERROS DEL SUR and Mayan Gold, Inc. as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     Section 6.07 Covenants Regarding Certain CERROS DEL SUR Assets

     (a) The Parties recognize and acknowledge that certain assets of CERROS DEL SUR are related to MAYAN mining operations in Honduras, but not to the Clavo Rico concession. It is the intent that the ownership of the following described assets be transferred from CERROS DEL SUR and recorded under Honduran law in the names of MAYAN assignees as soon as possible. Until such time as these transfers can be effected and recorded the assets shall remain in the legal name of CERROS DEL SUR.

Page | 28

     (b) The”Retained Assets” are: (i) Corpus 1,2,3, and 4 mining concessions; (ii) a mineral lease for the Potosi mining concession; (iii) the El Transito mining concession; and (iv) a lawsuit naming the government of Honduras as defendant seeking damages for actions of the government.

     (c) The Parties shall execute and deliver, as a condition to the Closing, an undertaking and indemnification agreement related to the Retained Assets defining the Parties’ respective rights and responsibilities related thereto until their transfer can be recorded under Honduran law without affecting the ownership thereof.

     Section 6.08 Board Observation Rights and CERROS Legal Representative

     (a) RAZOR RESOURCES, INC.’s Board of Directors shall grant Board observation rights to up to two designees of MAYAN, who shall be entitled to participate as observers of all meetings of the Board and shall be entitled to notice of such meetings, actions to be taken without meeting, and all materials distributed to the Board as if the designees were members of the Board. The Board observation rights shall continue for a period of two years from the Closing Date.

     (b) Gerardo Flores shall remain as one of CERROS’s Legal Representatives in Honduras for a least 18 months from the Closing.

ARTICLE VII

CONDITIONS

     7.01 Conditions to Each Party’s Obligation to Effect the Exchange

     The respective obligation of each party to effect the Exchange is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Shareholder Approval. The Agreement shall have been adopted by the requisite vote of the Shareholder of CERROS DEL SUR under CERROS DEL SUR’s Escritura Publica and its Libro de Actas and as required under Honduran Law.

(b) State Securities Laws. RAZOR RESOURCES INC. shall have received all state securities or “Blue Sky” permits and other authorizations necessary, if required, to issue the RAZOR RESOURCES INC. common stock pursuant to the Agreement at the Closing.

(c) No Injunctions or Restraints. No court of competent jurisdiction or other competent governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Exchange or the other transactions contemplated by this Agreement.

Page | 29

(d) Consents and Approvals. All consents, approvals and actions of, CERROS DEL SUR, MAYAN, or RAZOR RESOURCES INC. to consummate the Exchange and the other matters contemplated hereby, the failure of which to be obtained or taken could reasonably expected to have a material adverse effect on RAZOR RESOURCES INC. or CERROS DEL SUR, in each case taken as a whole, or on the ability of the Parties to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to the Parties, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Exchange to the stockholders of RAZOR RESOURCES INC. or CERROS DEL SUR.

(e) Undertaking and Indemnification. The Parties shall have executed and delivered the Undertaking and Indemnification agreement related to the Retained Assets.

7.02 Conditions to Obligation of RAZOR RESOURCES INC. to Effect the Exchange.

     The obligation of RAZOR RESOURCES INC. to effect the Exchange is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by RAZOR RESOURCES INC. in its sole discretion).

(a)

Representations and Warranties. The representations and warranties made by CERROS DEL SUR and the Shareholder in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and CERROS DEL SUR shall have delivered to RAZOR RESOURCES INC. a certificate, dated the Closing Date and executed on behalf of CERROS DEL SUR by its Chairman of the Board or its President to such effect.

(b)

Performance of Obligations. CERROS DEL SUR shall have performed and complied with, in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by CERROS DEL SUR at or prior to the Closing, and CERROS DEL SUR shall have delivered to RAZOR RESOURCES INC. a certificate, dated the Closing Date and executed on behalf of CERROS DEL SUR by its Chairman of the Board or President to such effect.

(c)

Other Closing Documents. CERROS DEL SUR shall have delivered to RAZOR RESOURCES INC. at or prior to the Effective Time such other documents as RAZOR RESOURCES INC. may reasonably request in order to enable RAZOR RESOURCES INC. to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement, including but not limited to such documents, certificates or representations from the Mayan shareholders to ensure that any shares issuable to such shareholder can be issued appropriately in reliance upon an exemption from registration under the United States Securities Act of 1933, as amended..

Page | 30

(d)

Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(e)

No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, which, in the reasonable judgment of RAZOR RESOURCES INC., delays the Closing or effects the Exchange in any material way.

(f)	Material Adverse Change. There shall not have been a Material Adverse Change in CERROS DEL SUR since December 31, 2008.

     7.03 Conditions to Obligation of CERROS DEL SUR to Effect the Exchange.

     The obligation of CERROS DEL SUR and the Shareholders to effect the Exchange is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by CERROS DEL SUR or the Shareholders in their sole discretion):

(a)

Representations and Warranties. The representations and warranties made by RAZOR RESOURCES INC. in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and RAZOR RESOURCES INC. shall have delivered to CERROS DEL SUR a certificate, dated the Closing Date and executed on behalf of RAZOR RESOURCES INC. by its President to such effect.

(b)

Performance of Obligations. RAZOR RESOURCES INC. shall have performed and complied with, in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by RAZOR RESOURCES INC. at or prior to the Closing, and RAZOR RESOURCES INC. shall have delivered to CERROS DEL SUR a certificate, dated the Closing Date and executed on behalf of RAZOR RESOURCES INC. by its President to such effect.

Page | 31

(c)

Cash Position. RAZOR RESOURCES INC. shall have at a cash balance of a minimum of $500,000 at the Effective Date and shall after Closing enter into written subscription commitments totaling $ $1,500,000 due and payable over the next succeeding six months.

(d)

Percentage Ownership. The 35,500,000 shares issued by RAZOR RESOURCES, INC. in consideration of this Agreement shall constitute not less than 50% of the total issued and outstanding shares of RAZOR RESOURCES, INC. common stock at the Closing Date, including the shares to be issued pursuant to the subscription commitment referenced in 7.03(c) and any warrants, options, or other instruments convertible to common stock outstanding on the Closing Date.

(e)

Other Closing Documents. RAZOR RESOURCES INC. shall have delivered to CERROS DEL SUR at or prior to the Effective Time such other documents as CERROS DEL SUR may reasonably request in order to enable CERROS DEL SUR to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(f)

Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(g)

No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, which, in the reasonable judgment of CERROS DEL SUR, delays the Closing or effects the Exchange in any material way.

(h)	Material Adverse Change. There shall not have been a Material Adverse Change in RAZOR RESOURCES INC. since December 31, 2008.

     7.04 Covenants of RAZOR RESOURCES INC. subsequent to Closing

     The following covenants shall be obligations of RAZOR RESOURCES INC to MAYAN, which shall be satisfied after the Closing of the Exchange and shall survive the closing of this Agreement. The remedy for breach of any of these covenants is set forth under Article VIII herein.

(a)

Comply with the reporting requirements of the Exchange Act for a period of eighteen (18) months following the Closing. If delinquent in any such reporting requirement, MAYAN may request RAZOR RESOURCES INC to correct the delinquency within thirty (30) days. Failure to file the delinquent reports within the thirty (30) days notice shall constitute a breach of this subsection 7.04.

Page | 32

(b)

Take all necessary action and use all reasonable efforts to remain qualified for the common shares of RAZOR RESOURCES INC. to continue to trade on the Bulletin Board listings or a comparable exchange for at least eighteen (18) months from the Closing. Failure to meet this requirement shall constitute a breach of this subsection 7.04.

(c )

Complete an equity offering to raise US $1,500,000 and receive the proceeds into the capital of the company. Failure to receive that amount in cash within six (6) months of Closing shall constitute a breach of this subsection 7.04.

(d)

Conduct a thorough review of all available geological data and, from that data, create a recommended drilling program for the Clavo Rico mining concession in Honduras which is designed to maximize the proven and probable gold reserves of that mine. Said drilling program recommendation shall include timelines, estimated costs, expected results of each proposed drill hole. Failure to conduct such a study and deliver the study to Mayan within six months of Closing shall constitute a breach of this subsection 7.04.

(e)

Elect a minimum of two new Directors to the RAZOR RESOURCES INC board of directors who have mining and financial experience capable of running a small mining operation. Failure to elect such directors within three months from Closing shall constitute a breach of this subsection 7.04.

(f)

RAZOR RESOURCES INC. shall, through its management team or consultants, prepare a detailed budget for its mine operations and development in Honduras which includes its drilling program, its anticipated capital expenses as well as its projected costs of production within four (4) months of Closing. RAZOR RESOURCES INC shall fund all operating costs, as well as investments and expenses per the approved budget for a period of at least fifteen months from Closing. Failure to fund such costs, investments and expenses shall constitute a breach of this subsection 7.04.

ARTICLE VIII

TERMINATION; DEFAULT

     Section 8.01 Termination. This Agreement may be terminated at any time after execution hereof and prior to the Closing as follows:

(a)	Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Parties.

(b)

Failure of Conditions. Either Party may terminate this Agreement, if any of the conditions obligating such Party to close specified in Article VII, except the conditions in Section 7.04, hereof are not satisfied or waived by such Party as of the Closing Date.

Page | 33

(c)

Effect of Termination. Each Party shall return to the other all non public information in its possession relating to the other Party. Each Party shall bear its own costs related to its due diligence, professional fees, etc.

     Section 8.02 Subsequent Default. In the event of a breach of any covenant set forth in sections 4.02, 6.07, or 7.04 herein, MAYAN may notify RAZOR RESOURCES INC of the default and request that it be remedied within ten (10) business days. Failure to remedy the breach within the ten business days shall be cause for CERROS to immediately cancel 125,000 common shares then issued to RAZOR and to issue to MAYAN 125,000 common shares with the remainder of the outstanding common shares being issued to RAZOR.

ARTICLE IX

MISCELLANEOUS

     Section 9.01 Brokers. RAZOR RESOURCES INC. and CERROS DEL SUR agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. RAZOR RESOURCES INC. and CERROS DEL SUR each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.

     Section 9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to RAZOR RESOURCES INC. to:
14781 Memorial Drive, Suite 1136,
Houston, Texas, 77079
Attention: Kelly Fielder

With copies to:

W.L. Macdonald Law Corporation
Suite 1210 – 777 Hornby Street,
Vancouver, BC V6Z 1S4
Attention: William L. Macdonald

If to CERROS DEL SUR. to:

Page | 34

Mark Zobrist
8550 W. Charleston #102-117
Las Vegas, Nevada 89117

With copies to:

Reed Benson
4049 So. Highland Dr.
Holladay, Utah 84124

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 9.04 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 9.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 9.06 Third Party Beneficiaries. This contract is solely between RAZOR RESOURCES INC., CERROS DEL SUR and the Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 9.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     Section 9.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section 9.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Page | 35

     Section 9.11 Arbitration. The parties hereto shall attempt in good faith to resolve promptly any disputes arising out of or relating to this Agreement or any aspect of the relationship among the parties. In the event any such dispute cannot be resolved, the parties agree that such disputes shall be resolved through arbitration conducted in accordance with the American Arbitration Association Commercial Arbitration Rules then in effect and the arbitration will take place in Las Vegas, Nevada.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

RAZOR RESOURCES INC.
ATTEST:

By
Secretary	President

ATTEST:
COMPANIA MINERA CERROS DEL SUR S.A
“CERROS DEL SUR”

By	By
Secretary	President

CERROS DEL SUR SHAREHOLDER
MAYAN GOLD, INC.

President